Exhibit 23

Consent of KPMG LLP

The Board of Directors

HyperFeed Technologies, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-89799, No. 333-94273, No. 333-76291, and No. 333-49833) and Form S-8 (No. 333-87801, No. 333-51901, No. 333-49574, and No. 333-103963) of HyperFeed Technologies, Inc. of our reports dated March 28, 2003, with respect to the consolidated balance sheets of HyperFeed Technologies, Inc. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related consolidated financial statement schedule of valuation and qualifying accounts, which reports appear in the December 31, 2002 annual report on Form 10-K of HyperFeed Technologies, Inc.

Our report on the consolidated financial statements refers to a change related to the method of accounting for goodwill in 2002.

/s/ KPMG LLP
Chicago, Illinois
March 28, 2003